EXHIBIT 99.1

Home BancShares, Inc. Promotes C. Randall Sims to CEO

CONWAY, Ark., July 17, 2009 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (Nasdaq:HOMB) announced today that the Company's Board of Directors has promoted C. Randall "Randy" Sims to Chief Executive Officer effective immediately. Former CEO, John W. Allison, will remain as Chairman of the Board of Directors for the Company.

"I felt it was time to change pitchers while I was still coaching," said John W. Allison, Home BancShares, Inc. Chairman of the Board. "I am far from being ready to become a spectator. This move will allow me to spend a little more time with my family and friends. Given that I remain the largest shareholder, I do plan to remain a very active Chairman. As I have said before, I am the business leader not the banker for the Company and I intend to remain in that role. The bankers will continue to run the Company."

Mr. Sims, 54, has been President and Chief Executive Officer of Centennial Bank in Conway (formerly First State Bank) and a director of Home BancShares since 1998. He also serves as Secretary of Home BancShares. Prior to joining Home BancShares, Mr. Sims was an executive vice president with First National Bank of Conway. He holds a Juris Doctor degree from the University of Arkansas at Little Rock School of Law and a Bachelor of Arts degree in accounting and business administration from Ouachita Baptist University in Arkadelphia, Arkansas. He attended the Graduate School of Banking at the University of Wisconsin and is an honor graduate of the American Bankers Association National Lending School held at the University of Oklahoma.

In his time with the bank, Mr. Sims has helped form the foundation of this Company. With the creation of First State Bank in 1999, Mr. Sims became the first bank president for Home BancShares. His leadership was instrumental in the growth and success of First State. By the end of 2001, First State Bank had already become the largest bank in Faulkner County. First State Bank followed up that triumph by achieving a double digit compound annual growth rate for the next seven years.

"The Board vote was unanimous in selecting Mr. Sims because of his performance in leading a successful bank, as well as his strong executive and personal qualities," said Mr. Allison. "Randy and I have worked together for 25 years and I have full confidence in him. I know that under his direction he will continue to take this company to higher levels."

Sims said, "I am deeply honored by the board's decision and excited about being chosen to lead the great team of people in the Home BancShares family. I have worked with Johnny for over 25 years, he has been my mentor and I have learned a great deal about banking and business from him. You will not see a change in the principals and philosophy he has established for Home BancShares. He has set the bar high for this Company. Along with the rest of management, I am looking forward to the challenge of exceeding his expectations. This Company is rich in talent with great leaders such as Ron Strother, Bob Birch, Tracy French, Randy Mayor and Brian Davis. This team is what will take Home BancShares to those higher levels."

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results are included in its Form 10-K, filed with the Securities and Exchange Commission in March 2009.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking and related financial services to businesses, real estate developers and investors, individuals and municipalities. Centennial Bank has locations in central Arkansas, north central Arkansas, southern Arkansas, the Florida Keys and southwestern Florida. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

CONTACT:  Home BancShares, Inc.
          Brian S. Davis, Director of Financial Reporting
          (501) 328-4770